UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2008

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 3, 2008, Piper Jaffray Companies (the "Company") determined that its tender option bond ("TOB") program no longer qualified for off-balance sheet accounting treatment, because it believes it will have material involvement with the trusts under its reimbursement obligation to the third-party financial institution that acts as the liquidity provider for the TOB program. The Company believes it will have material involvement due to the current volatility in the credit markets causing a decline in the market value of municipal securities. This results in the consolidation of an off-balance sheet arrangement. The Company’s TOB program is described in detail under the "Special Purpose Entities" heading in the Off-Balance Sheet Arrangements section of Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the "10-K"), and in Note 8 to the Company’s Consolidated Financial Statements included in the 10-K. These descriptions of the TOB program are incorporated into this Item 2.04 by reference.

As a result of the above, the Company has consolidated $258.2 million of municipal bonds held in off-balance sheet trusts established under the TOB program onto the Company’s balance sheet as assets as of September 30, 2008. In addition, as of September 30, the Company has consolidated onto its balance sheet $269.1 million in variable rate trust certificate liabilities sold to institutional customers as part of the TOB program. In conjunction with consolidating the TOB program off-balance sheet assets and liabilities onto the Company’s balance sheet, the Company recorded a loss of $21.7 million in the third quarter consisting of a $10.8 million realized loss related to a write down of the Company’s residual trust certificate assets and a $10.9 million unrealized loss related to the decline in the market value of the municipal bonds held in the TOB trusts compared to the value of the variable rate trust certificates.

The Company will discontinue the program as it believes that the TOB trusts will not have long-term lives as originally expected, for two reasons. First, the third-party financial institution that acts as the liquidity provider for the TOB trusts provided notice that it would be exiting this business in early 2009, and an alternative liquidity provider is not available to the trusts at economically viable pricing. Second, due to the dislocation in the short-term credit markets, the trusts can no longer rely on selling the variable rate certificates at a rate below the long-term yield on the underlying bonds and that is allowed by the trusts to maintain tax exempt status.

The Company’s press release dated October 7, 2008 relating to the matters described in this Current Report on Form 8-K is filed as Exhibit 99 hereto and is incorporated into this Item 2.04 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press release dated October 7, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

October 7, 2008	By:	Debbra L. Schoneman

Name: Debbra L. Schoneman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release dated October 7, 2008